Exhibit 99.1

Contact:

At Hall, Kinion & Associates, Inc. Investor Contact: Martin Kropelnicki Vice President & CFO (415) 895-2200

HALL KINION EXPRESSES STRONG DISAPPOINTMENT IN KFORCE’S

ANNOUNCEMENT TODAY AND RELEASES ITS UNAUDITED FOURTH

QUARTER AND 2003 YEAR-END RESULTS

Novato, CA—March 11, 2004—Hall, Kinion & Associates, Inc. (NASDAQ: HAKI), The Talent Source®, expresses strong disappointment in Kforce Inc.’s announcement today undermining the proposed merger. In its Form 10-K filed today with the Securities and Exchange Commission, Kforce stated that its has notified Hall Kinion® that it believes certain conditions exist or will exist in the future that constitute a material adverse effect on Hall Kinion. It also stated that Kforce had failed to confirm its intention to recommend the merger to the Kforce shareholders, as requested by Hall Kinion. The failure by Kforce to confirm its recommendation is a violation of the merger agreement. Hall Kinion adamantly denies that any conditions exist that would permit Kforce to terminate the merger agreement. The merger agreement contains provisions requiring a party to provide written notice of an alleged breach of the agreement and also provides for an opportunity to cure any alleged breach. Hall Kinion has not received from Kforce a formal notice of alleged breach of the material adverse effect provisions of the merger agreement. Given the Kforce statements, the outcome of the merger is uncertain. We are continuing discussions with Kforce representatives.

“We have a valid and binding contract with Kforce. We do not believe that we are in breach of the agreement, and we expect Kforce to live up to its obligations to complete the merger on the terms negotiated. We plan to take all steps necessary to protect our rights under the merger agreement,” said Brenda Rhodes, CEO of Hall Kinion.

For the fourth quarter of 2003, net revenues were $33.6 million, compared with net revenues of $39.2 million in the fourth quarter of 2002. Gross profit for the fourth quarter of 2003 was $9.2 million or 27.4% of net revenues, versus $12.0 million or 30.6% of net revenues for the fourth quarter of 2002. The fourth quarter of 2003 net loss was $15.1 million, or a loss of $1.20 per share, versus a net loss of $17.7 million, or a loss of $1.39 per share, for the fourth quarter of 2002. The fourth quarter and fiscal year ended December 28, 2003 results include an income tax provision of $14.2 million, of which $14.0 million results from a 100% valuation allowance recorded against the Company’s deferred tax assets.

For the year ended December 28, 2003, net revenues were $156.9 million, compared with net revenues of $120.4 million for the year ended December 29, 2002. Gross profit for fiscal year 2003 was $45.3 million or 28.9% of net revenues, versus $39.7 million or 32.9% of net revenues for fiscal year 2002. Net loss for fiscal year 2003 was $18.6 million, or a loss of $1.47 per share, compared with a net loss of $20.6 million, or a loss of $1.66 per share, for fiscal year 2002. The foregoing results are unaudited and the Company expects to file its audited financials in its Form 10-K on or around March 29, 2004.

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Hall, Kinion & Associates, Inc.

March 11, 2004/Page 2 of 4

About Hall Kinion & Associates

Hall, Kinion & Associates, Inc., The Talent Source for specialized professionals, delivers world-class talent on a contract and full-time basis to high-demand sectors. The Company finds, evaluates and places industry-specific Technology and Corporate Professionals.

Founded in 1991, Hall Kinion® completed its initial public offering in 1997. The Company operates two divisions, both of which provide consultants and direct-hire talent: The Technology Professional Division places highly-skilled experts in positions ranging from software engineering to CTO into technology, financial services, healthcare, government and energy sectors. The Corporate Professional Services Division (OnStaff) places specialists at all levels into real estate, financial services and healthcare sectors. For the most current corporate and financial information, visit the Company’s Web site at http://www.hallkinion.com.

About OnStaff

OnStaff is a premier national specialty staffing firm placing temporary and full-time professionals in the Title, Escrow, Mortgage, Financial Services and Healthcare industries. The Company operates industry-specific recruiting and placement Web sites including: www.titleboard.com, www.escrowboard.com, www.bankingboard.com and MediCenter.com. OnStaff’s Web site address is http://www.onstaff.com. OnStaff is a wholly owned subsidiary of Hall Kinion & Associates, Inc.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding Hall Kinion’s expectations, beliefs, hopes, intentions, models or strategies regarding the future. All forward-looking statements included in this release are based upon information available to Hall Kinion as of the date thereof, and Hall Kinion assumes no obligation to update any such forward-looking statement. Actual results could differ materially from Hall Kinion’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to the rate of hiring and productivity of sales and sales support personnel; the availability of qualified professionals; changes in the relative mix between contract and permanent placement services; changes in the pricing of Hall Kinion’s services; the timing and rate of entrance into or exit from new geographic markets and the addition and closing of offices; the structure and timing of acquisitions, changes in demand for professionals; changes in the economic outlook for the high technology industry and general economic factors. Please refer to the discussion of risk factors and other factors included in Hall Kinion’s Report on Form 10-K for the year ended December 29, 2002 and other filings made with the Securities & Exchange Commission (“SEC”).

This press release speaks only as of the date it was issued and readers are cautioned that changes in general economic, business or other conditions or in the business condition, financial results or operations of Hall Kinion may have occurred since such date. Hall Kinion undertakes no duty to update the information appearing in the press release. Also, subsequent press releases may have been issued, subsequent public conference calls may have been held or documents containing later or additional information may have been filed with the SEC or NASDAQ or otherwise become available or come into existence.

FINANCIAL TABLES FOLLOW

Hall, Kinion & Associates, Inc.

March 11, 2004/Page 3 of 4

Hall, Kinion & Associates, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Dec. 28, 2003 (Unaudited)	Dec. 29, 2002	Dec. 28, 2003 (Unaudited)	Dec. 29, 2002
Net revenues:
Contract services	$32,965	$38,378	$152,840	$115,644
Permanent placement	656	779	4,079	4,784

Total net revenues	33,621	39,157	156,919	120,428
Cost of contract services	24,404	27,191	111,616	80,744

Gross profit	9,217	11,966	45,303	39,684
Operating expenses:
Operating expenses	10,245	13,906	46,607	47,407
Impairment of goodwill		15,478		15,478
Restructuring costs (income)	(114)	870	2,792	(6)

Total operating expenses	10,131	30,254	49,399	62,879

Loss from operations	(914)	(18,288)	(4,096)	(23,195)
Other expense, net	(28)	(601)	(295)	(323)

Loss before income taxes	(942)	(18,889)	(4,391)	(23,518)
Income taxes provision (benefit)	14,181	(1,236)	14,181	(2,870)

Net loss	$(15,123)	$(17,653)	$(18,572)	$(20,648)

Net loss per share:
Basic	$(1.20)	$(1.39)	$(1.47)	$(1.66)
Diluted	$(1.20)	$(1.39)	$(1.47)	$(1.66)
Shares used in per share calculations:
Shares Outstanding—Basic	12,586	12,681	12,592	12,475
Shares Outstanding—Diluted	12,586	12,681	12,592	12,475

Hall, Kinion & Associates, Inc.

March 11, 2004/Page 4 of 4

Hall, Kinion & Associates, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	Dec. 28, 2003 (Unaudited)	Dec. 29, 2002
Current Assets:
Cash and cash equivalents	$4,517	$8,571
Accounts receivable, net	15,787	17,804
Prepaid expenses and other current assets	2,653	1,554
Property held for sale	1,593
Deferred income tax		3,925

Total current assets	24,550	31,854

Property and equipment, net	3,501	7,511
Goodwill	15,390	11,849
Intangible assets, net	9,982	10,859
Deferred income taxes and other assets	1,620	12,833

Total assets	$55,043	$74,906

Liabilities and stockholders’ equity

Current Liabilities:
Line of credit	$8,528	$10,000
Accounts payable and accrued expenses	16,844	14,836
Income taxes payable	150	102

Total current liabilities	25,522	24,938

Long-term debt and other non-current obligations	4,228	6,201

Total liabilities	29,750	31,139

Commitments and contingencies
Stockholders’ Equity:
Common stock	84,716	85,036
Stockholder notes receivable	(400)	(800)
Accumulated other comprehensive loss	(85)	(103)
Accumulated deficit	(58,938)	(40,366)

Total stockholders’ equity	25,293	43,767

Total liabilities and stockholders’ equity	$55,043	$74,906